                                                                    EXHIBIT 4.09


                                  APERIO, INC.

                1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

SECTION 1. PURPOSES OF PLAN; DEFINITIONS

         1.1. General Purposes. Aperio, Inc, a Delaware corporation (the "Company"), desires to afford certain executives, key employees and directors of, and certain other individuals providing services to, the Company an opportunity to initiate or increase their proprietary interests in the Company, and thus to create in such persons an increased interest in and greater concern for the long-term welfare of the Company. By granting stock options to acquire shares of common stock of the Company under this 1998 Incentive and Nonqualified Stock Option Plan (this "Plan"), the Company seeks to retain the services of persons now holding key positions with the Company and to secure the services of other persons capable of filling key positions with the Company or its parent or subsidiary companies.

        1.2. Definitions. For purposes of this Plan, the following terms shall have the indicated meanings:

         "Affiliated Companies" means the parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

         "Board" means the Board of Directors of the Company.

         "Cause" shall mean, with respect to any Option holder, a determination by the Company (including the Board) or any Affiliated Company that the Option holder's employment or other relationship with the Company or such Affiliated Company should be terminated as a result of (i) the Option holder's material breach of any agreement to which the Option holder and the Company (or such Affiliated Company) are parties, (ii) any act (other than retirement) by the Option holder that may have a material and adverse effect on the business of the Company, such Affiliated Company or any other Affiliated Company or on the Option holder's ability to perform services for the Company or such Affiliated Company, including the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Option holder in connection with the business or affairs of the Company or such Affiliated Company.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor code thereto, together with related rules, regulations and interpretations; and any reference herein to a particular Section of the Code shall include any successor provision of the Code.

         "Committee" has the meaning set forth in Section 2.1 hereof.

         "Common Stock" means the Common Stock, $.01 par value per share, of the Company, subject to adjustment pursuant to Section 8 hereof.

         "Greater-Than-Ten-Percent Stockholder" means any individual who, at the time he or she is granted an Option, owns or, as a result of the attribution rules of Section 424(d) of the Code, is deemed to own more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliated Company.

         "Incentive Option" means any Option designated and qualified as an "incentive stock option" within the meaning of Section 422 of the Code. To the extent that any Option intended as an Incentive Option does not qualify as an Incentive Option, then to the extent of such nonqualification, such option (or portion thereof) shall be regarded as a Nonqualified Option appropriately granted under the Plan, provided that such option (or portion thereof) otherwise meets the Plan's requirements relating to Nonqualified Options.

         "Nonqualified Option" means any Option that is not an Incentive Option.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor act thereto, together with related rules, regulations and interpretations.

         "Transaction" has the meaning set forth in Section 8.3 hereof.

SECTION 2. ADMINISTRATION

         2.1. Committee. The Board may designate a committee (the "Committee") to administer this Plan. Except as specifically reserved to the Board under the terms of this Plan, the Committee shall have full and final authority to operate, manage and administer this Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board, and any reference in this Plan to the Committee shall be deemed to refer to the Board to the extent the Board is exercising any of the powers and functions of the Committee.

        2.2. Powers of the Committee. Subject to the terms and conditions of this Plan, the Committee shall have the power:

               (a) to determine from time to time the individuals to whom Options shall be granted and the terms, conditions, restrictions and provisions (which need not be identical) of each of those Options, including, with respect to each Option, the time at which the Option shall be granted, the number of shares of Common Stock that shall be subject to the Option, the exercise price for each share of Common Stock subject to the Option, and the period during which the Option shall be exercisable (whether in whole or in part);

               (b) to make, in its sole discretion, changes to any outstanding Option granted under this Plan, including a reduction of the exercise price, an acceleration of the vesting schedule or an extension of the expiration date;

               (c) to accelerate, in its sole discretion, an Option holder's right to exercise his or her Option in whole or in part, conditionally or unconditionally, at any time, including upon consummation of the initial public offering of Common Stock;

               (d) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to this Plan; and

               (e) to construe and interpret this Plan and Options granted hereunder and to establish, amend and revoke rules and regulations for administration of this Plan. In this connection, the

        Committee may supply any omission, reconcile any inconsistency or correct any other defect in this Plan or in any Option agreement in the manner and to the extent it shall deem necessary or expedient to make this Plan fully effective.

All decisions and determinations by the Committee in the exercise of the foregoing powers shall be final and binding upon the Company and Option holders. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Option.

SECTION 3. STOCK

         3.1. Stock to be Issued. The stock subject to Options granted under this Plan may be shares of authorized and unissued Common Stock, shares of Common Stock held in treasury or both, at the discretion of the Company. The total number of shares of Common Stock subject to Options shall not exceed 300,000* in the aggregate, provided, however, that the class and aggregate number of shares subject to Options shall be subject to adjustment as provided in Section 8 hereof.

         3.2. Termination of Option. If any Option granted under this Plan expires or otherwise terminates without having been exercised in whole or in part, the shares of Common Stock previously subject to the unexercised portion of that Option may be the subject of new Options under this Plan.

         3.3. No Fractional Shares. In no event shall any Option be exercisable for a fraction of a share of Common Stock.

SECTION 4. ELIGIBILITY

         4.1. Individuals Eligible. Incentive Options and Nonqualified Options may be granted to officers and other employees of the Company and Affiliated Companies who, as of the date of grant, are employed by the Company or an Affiliated Company. In addition, Nonqualified Options, but not Incentive Options, may be granted to directors of the Company and Affiliated Companies (including members of the Board) and to consultants and other individuals who render services to the Company or any Affiliated Company. The Company intends that Incentive Options will qualify as "incentive stock options" within the meaning of Section 422 of the Code, and the terms of this Plan shall be interpreted in accordance with this intention; the Company makes no warranty, however, as to the qualification of any Option as an Incentive Option.

         4.2. Greater-Than-Ten-Percent Stockholders. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Option shall be granted to a Greater-Than-Ten-Percent Stockholder unless (a) the exercise price per share under the Incentive Option is at least 110% of the fair market value of the Common Stock on the date of grant and (b) the Incentive Option cannot be exercised to any extent after five years from the date of grant.

         4.3. Maximum Aggregate Fair Market Value. During any given calendar year, the aggregate fair market value of the Common Stock (determined at the time the Incentive Option is granted) with respect to which Incentive Options are exercisable for the first time by any Option holder under this Plan and any other plans of the Company or Affiliated Companies for the issuance of incentive stock options (within the meaning of Section 422 of the Code) shall not exceed $100,000 or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code.


* The Company declared a 10-for-1 stock dividend subsequent to the date this Plan was adopted.

SECTION 5. TERMINATION OF EMPLOYMENT OR DEATH OF OPTION HOLDER

        5.1. Termination of Employment. Except as otherwise expressly provided herein, an Option shall terminate on the earliest of:

               (a) the date of expiration thereof;

               (b) the date of cancellation thereof pursuant to Section 8.3(c);

               (c) thirty days after the date on which the Option holder's employment with, or directorship or other services to, the Company and all Affiliated Companies are terminated other than for Cause or voluntarily by the Option holder; and

               (d) the date on which the Option holder's employment with, or directorship or other services to, the Company and all Affiliated Companies are terminated by the Company and each Affiliated Company for Cause;

provided that unless the Committee determines otherwise, Nonqualified Options granted to individuals who are not employees of the Company need not be subject to the provisions set forth in clauses (c) and (d) above. The Committee shall determine whether an authorized leave of absence or an absence due to military or government service shall constitute termination of an employment relationship between the Company and the Option holder at the time thereof. Options shall not be affected by any Option holder's change of employment within the Company and Affiliated Companies nor by a change in the identity of the Company or Affiliated Company to whom directorship or other services are provided, so long as the Option holder continues to be an employee of, or to provide such services to, the Company or any Affiliated Company.

         5.2. Death or Permanent Disability of Option Holder. For any Option holder whose Option is subject to clauses (c) and (d) of Section 5.1 hereof, in the event of such Option holder's death or permanent and total disability prior to both the termination of the Option holder's services to the Company and the date of expiration of such Option, the Option shall terminate on the earliest of: (a) its date of expiration; (b) its date of cancellation pursuant to Section 8.3(c); and (c) 180 days after the date of such death or disability. After the Option holder's death, his or her executors, administrators or any individual or individuals to whom the Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the date of such termination, to exercise the Option to the extent the Option holder was entitled to exercise the Option immediately prior to his or her death. "Permanent and total disability" for these purposes shall be determined in accordance with Section 22(e)(3) of the Code and the rules, regulations and interpretations issued thereunder.

SECTION 6. TERMS OF OPTION AGREEMENTS

         Each Option shall be evidenced by a written agreement containing such terms, conditions, restrictions and other provisions as the Committee from time to time shall deem appropriate. Any additional provisions, however, shall not be inconsistent with any other term or condition of this Plan and shall not cause any Incentive Option to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code. Option agreements need not be identical, but each Option agreement shall include, by appropriate language, the substance of the following provisions:

               6.1. Expiration of Option. Notwithstanding any other provision of this Plan or of the Option agreement, the Option shall expire on the date specified in the Option agreement. In the case of an Incentive Option, the expiration date shall not be later than the tenth anniversary (the fifth anniversary in the case of a Greater-Than-Ten-Percent Stockholder) of the date on which the Option was granted, or as specified in Section 5 hereof.

               6.2. Exercise. Each Option may be exercised in part from time to time or as a whole so long as it is valid and outstanding, subject to any limitations with respect to the number of shares exercisable at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

               6.3. Exercise Price. At the time of grant, the Committee shall determine the exercise price per share under each Option, provided, however, that unless otherwise permitted by the Code, the exercise price of any Incentive Option shall not be less than the fair market value of the Common Stock on the date the Option is granted (110% of the fair market value in the case of a Greater-Than-Ten-Percent Stockholder). For this purpose, the "fair market value" of the Common Stock shall equal (a) the closing price per share on the date of grant as reported by a nationally recognized stock exchange, (b) if the Common Stock is not listed on such an exchange, as reported by the National Market System or another automated quotation system of the National Association of Securities Dealers, Inc. or (c) if the Common Stock is not quoted on any such system, the fair market value as determined by the Committee.

               6.4. Transferability of Options and Option Shares. No Option shall be transferable by its holder or by operation of law, other than by will or under the laws of descent and distribution. During the Option holder's lifetime, only the Option holder may exercise the Option. Upon granting an Option, the Committee may in its discretion provide that the shares of Common Stock purchasable upon exercise of the Option shall be subject to such transfer restrictions as the Committee may determine.

               6.5. Rights of Option Holders. No Option holder or other person, by virtue of the granting of an Option, shall be deemed for any purpose to be the owner of any shares of Common Stock subject to an Option or to be entitled to the rights or privileges of a holder of such shares. Such person shall only be deemed the owner of such shares when (a) the Option has been duly exercised pursuant to the terms thereof with respect to such shares and (b) the Company has issued and delivered the shares to the Option holder.

               6.6. Repurchase Right. Upon granting any Option, the Committee may in its discretion provide that the Company shall have an option to repurchase, upon terms and conditions determined by the Committee, all or any number of shares purchased upon exercise of such Option. The repurchase price per share payable by the Company shall be such amount or shall be determined by such formula as is fixed by the Committee at the time the Option is granted. In the event the Committee grants an Option subject to a repurchase option, then, so long as the shares purchased upon exercise of that Option remain subject to the repurchase option, each certificate representing those shares shall bear a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

SECTION 7. METHOD OF EXERCISE; PAYMENT OF EXERCISE PRICE

         7.1. Method of Exercise. An Option holder may exercise an Option by delivering to the Company, on any business day prior to the termination of the Option, a written notice specifying the number of shares of Common Stock the Option holder then desires to purchase and the address to which the certificates for such shares are to be mailed, accompanied by payment of the exercise price for such shares.

        7.2. Payment of Exercise Price. Payment for the shares of Common Stock purchased upon exercise of an Option shall be made by:

               (a) cash or a check, bank draft or postal or express money order payable in an amount equal to the aggregate exercise price for the shares being purchased;

               (b) with the consent of the Committee, shares of Common Stock having a fair market value (as defined for purposes of Section 6.3 hereof) equal to such aggregate exercise price;

               (c) with the consent of the Committee, a personal recourse note issued by the Option holder to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Committee may determine in its discretion, provided that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in
         Section 1274(d) of the Code;

               (d) with the consent of the Committee, such other consideration that is acceptable to the Committee and that has a fair market value, as determined by the Committee, equal to such aggregate exercise price; or

                (e) with the consent of the Committee, any combination of the foregoing.

As promptly as practicable after receipt of notice and payment pursuant to
Section 7.1 hereof and any documents required pursuant to Sections 9.2 and 9.3 hereof, the Company shall deliver to the Option holder a certificate registered in the name of the Option holder and representing the number of shares purchased pursuant to the exercise of such Option; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises shall require the Company or the Option holder to take any action in connection with the shares then being purchased, the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action. The Company's delivery of the certificate for such shares shall be deemed effected for all purposes when the Company or its stock transfer agent has deposited the certificate in the United States mail, addressed to the Option holder, at the address specified in the notice delivered pursuant to Section 7.1 hereof.

SECTION 8. CHANGES IN COMPANY'S CAPITAL STRUCTURE

         8.1. Rights of Company. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to enter into, make or authorize, without limitation: (a) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (b) any merger or consolidation of the Company, (c) any issue of Common Stock or of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, (d) a dissolution or liquidation of the Company, (e) any sale or transfer of all or any part of the assets or business of the Company or (f) any other corporate act or proceeding, whether of a similar character or otherwise.

         8.2. Recapitalization, Stock Splits and Dividends. If the Company shall effect any subdivision or consolidation of shares of its stock or other capital readjustment, the payment of a stock dividend or any other increase or reduction of the number of shares of its stock outstanding, in any such case without receiving compensation therefor in money, services or property, then:

               (a) the number, class and price per share of stock subject to each outstanding Option shall be adjusted appropriately in such a manner as to entitle an Option holder to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had the Option holder exercised the Option in full immediately prior to such event; and

               (b) the number and class of shares subject to Options that may be granted under this Plan shall be adjusted by substituting the total number of shares of Common Stock then reserved for issuance under this Plan with that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

         8.3. Mergers, Sales, etc. If the Company becomes a party to a reorganization or merger with one or more other corporations (whether or not the Company is the surviving or resulting corporation), consolidates with or into one or more other corporations, becomes liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (each a "Transaction"), then:

               (a) subject to the provisions of clauses (b) and (c) below, after the effective date of the Transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option and at no additional cost, to receive shares of Common Stock or, if applicable, shares of such other stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the Transaction;

               (b) the Committee may accelerate the time for exercise of all outstanding Options to and after a date prior to the effective date of the Transaction, as specified by the Committee; or

               (c) the Committee may cancel all outstanding Options as of the effective date of the Transaction, provided that (i) notice of such cancellation shall have been given to each Option holder and (ii) each Option holder shall have the right to exercise such Option to the extent that the Option is then exercisable or, if the Committee shall have accelerated the time for exercise of all outstanding Options, in full during the thirty-day period preceding the effective date of the Transaction.

         8.4. Adjustments to Common Stock Subject to Options. Except as hereinbefore expressly provided, the Company's issue of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

        8.5. Miscellaneous. Adjustments under this Section 8 shall be determined by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under this Plan on account of any adjustment specified above.

SECTION 9. GENERAL RESTRICTIONS

         9.1. Granting of Options. No Option may be granted under this Plan after the tenth anniversary of the effective date of this Plan.

         9.2. Investment Representations. The Company may require, as a condition to exercising an Option, that an Option holder give written assurances in substance and form satisfactory to the Company to the effect that such individual is acquiring the Common Stock subject to the Option for his or her own account for investment and not with a view to the resale or distribution thereof, and to such other effects as the Company deems necessary or advisable in order to comply with the Securities Act and applicable state securities laws.

         9.3. Compliance with Securities Laws. The Company shall not be required to sell or issue any shares under any Option if such sale or issuance would constitute a violation by the Option holder or the Company of any provision of any law or regulation of any governmental authority, including the Securities Act. In addition, the Company shall not be required to issue shares upon the exercise of any Option unless the Committee has received evidence satisfactory to it that the Option holder will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless the Company has received an opinion of counsel satisfactory to the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with the Securities Act and applicable state securities laws:

"The shares of stock represented by this certificate have not been registered under the transferred except upon such registration or upon receipt by the issuer of an opinion of counsel satisfactory to the issuer, in form and substance satisfactory to the issuer, that registration is not required for such sale or transfer."

The Company may register, but shall not be obligated to register, the shares of stock covered by any Options pursuant to the Securities Act. In the event such shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         9.4. Other Certificate Legends. The Company may endorse such other legends upon the certificates for shares of Common Stock issued upon exercise of an Option and may issue such "stop transfer" instructions to the transfer agent for the Common Stock as the Committee may, in its discretion, determine to be necessary or appropriate (a) to implement the provisions of this Plan and such Option with respect to such shares and (b) to permit the Company to determine the occurrence of a disqualifying disposition (as defined in Section 421(b) of the Code) of shares issued upon exercise of Incentive Options.

         9.5. Employment Obligation. The granting of any Option shall not impose upon the Company or any Affiliated Company any obligation to employ or continue to employ any Option holder. The right of the Company and each Affiliated Company to terminate the employment of any officer or other employee thereof shall not be diminished or affected by reason of the fact that an Option has been granted to such officer or other employee.

SECTION 10. WITHHOLDING TAXES

         10.1. Rights of Company. The Company may require an employee exercising a Nonqualified Option, or disposing of shares of Common Stock acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (as defined in Section 421(b) of the Code), to reimburse the Company or Affiliated Company that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such employer corporation with respect to such issuance or disposition. In lieu thereof, the employer corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee may prescribe. The employer corporation may, in its discretion, hold the stock certificate to which such employee is otherwise entitled upon the exercise of the Option as security for the payment of any such withholding tax liability, until cash sufficient to pay that liability has been received or accumulated.

         10.2. Notice of Disqualifying Disposition. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Common Stock purchased upon exercise of the Incentive Option.

SECTION 11. AMENDMENT OR TERMINATION OF PLAN

         11.1. Amendment. The Board may amend this Plan at any time and from time to time, provided that no such amendment shall be made without the approval of the stockholders of the Company if it would increase the total number of shares issuable pursuant to this Plan (other than by operation of Section 8 hereof) or change in substance the provisions of Section 4 hereof relating to eligibility to participate in the Plan. The rights and obligations under any Option granted before amendment of this Plan or any unexercised portion of such Option shall not be adversely affected by amendment of this Plan or such Option without the consent of the Option holder.

         11.2. Termination. This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any or no reason. No Option may be granted after the Plan has been terminated. No Option granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the Option holder. The power of the Committee to construe and interpret this Plan and the Options granted prior to the termination of this Plan shall continue after such termination.

SECTION 12. NONEXCLUSIVITY OF PLAN

         Neither the Board's adoption of this Plan nor the submission of this Plan to the Company's stockholders for their approval shall be construed as creating any limitations on the Board's power to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 13. EFFECTIVE DATE

         This Plan shall become effective upon its adoption by the Board, provided that the stockholders of the Company shall have approved this Plan within twelve months prior to or following such adoption by the Board.

SECTION 14. PROVISIONS OF GENERAL APPLICATION

         14.1. Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, each of which shall remain in full force and effect.

         14.2. Construction. The headings in this Plan are included for convenience only and shall not in any way effect the meaning or interpretation of this Plan. Any term defined in the singular shall include the plural, and vice versa. The words "herein," "hereof" and "hereunder" refer to this Plan as a whole and not to any particular part of this Plan. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

         14.3. Further Assurances. The Company and any Option holder shall from time to time execute and deliver any and all further instruments, documents and agreements and do such other and further acts and things as may be required or useful to carry out the intent and purpose of this Plan and such Option and to assure to the Company and such Option holder the benefits contemplated by this Plan; provided, however, that neither the Company nor any Option holder shall be required in any event to take any action inconsistent with the provisions of this Plan.

         14.4. Governing Law. This Plan and each Option shall be governed by the laws of The Commonwealth of Massachusetts.


                                    * * * * *

                                                Grant Date: ____________________

                             INCENTIVE STOCK OPTION

                                   GRANTED BY

                                  APERIO, INC.
                       (hereinafter called the "Company")

                                       TO

                       ----------------------------------
                        (hereinafter called the "Holder")

                                    UNDER THE

                1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN


         For valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the following option:

         SECTION 1. Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company an aggregate of _____________ shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock"). The attached Schedule A, which provisions are incorporated by reference herein, sets forth (a) the expiration date of this Option, (b) the exercise price per share of Common Stock purchasable hereunder,
(c) the maximum number of shares that the Holder may purchase upon exercise hereof, (d) the vesting rate and (e) certain other terms and conditions applicable to this Option.

         This Option is and shall be subject in every respect to the provisions of the Company's 1998 Incentive and Nonqualified Stock Option Plan, as the same may be amended from time to time (the "Plan"). A copy of the Plan is being delivered herewith, and the Plan is hereby incorporated herein by reference and made a part hereof. In the event that the terms of this Option conflict or are inconsistent with those of the Plan, the terms of the Plan shall govern. The term "Committee" is used herein with the meaning ascribed to it in the Plan, and may include the Board of Directors of the Company to the extent contemplated by the Plan.

         The Holder may exercise this Option in whole or in part by delivering to the Company a written notice (the "Notice of Exercise") setting forth the number of shares to be purchased and payment in one of the following forms: (a) cash or a check, bank draft or money order (postal or express) in an amount equal to the aggregate exercise price for the shares being purchased; (b) with the consent of the Committee, shares of Common Stock having a fair market value equal to such aggregate exercise price; (c) with the consent of the Committee, a personal recourse note issued by the Holder to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Committee may determine in its discretion, provided that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended; (d) with the consent of the Committee, such other consideration that the Committee accepts and deems to have a fair market value equal to such aggregate exercise price; or (e) with the consent of the Committee, any combination of the foregoing. The "fair market value" of the Common Stock shall equal (i) the closing price per share on the date of grant of the Option, as reported by a nationally recognized stock exchange, (ii) if the Common Stock is not listed on such an exchange, as reported by the National Market System or another automated quotation system of the National Association of Securities Dealers, Inc., or (iii) if the Common Stock is not quoted on any such system, the fair market value as determined by the Committee.

          SECTION 2. The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933 to register shares of Common Stock reserved for issuance under the Plan. If such a registration statement is not in effect, then in order to exercise this Option, the Holder must deliver to the Company a customary "investment letter" satisfactory to the Company and its counsel stating that (a) the Holder is acquiring shares of Common Stock subject to this Option for his or her own account for investment and not with a view to the resale or distribution thereof and (b) the Holder acknowledges that those shares are not freely transferable except in compliance with federal and state securities laws.

         SECTION 3. As promptly as practicable after having received the Notice of Exercise, a related investment letter and payment of the exercise price, the Company shall deliver to the Holder (or if another is exercising this Option, to such individual or individuals) a certificate registered in the name of the Holder (or the name of the individual or individuals exercising the Option) and representing the number of shares purchased upon exercise of this Option; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises requires the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the shares being purchased, then the delivery date of the certificate shall be extended to permit the time necessary for such action to be taken and completed. The Company may imprint upon said certificate the legends contemplated by Sections 9.3 and 9.4 of the Plan or such other legends as counsel for the Company may consider appropriate. The Company's delivery of the certificates for such shares shall be deemed effected for all purposes when the Company or its stock transfer agent deposits the certificates in the United States mail, addressed to the Holder, at the address specified in the Notice. The Company will pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

         At all times while any portion of this Option is outstanding, the Company will reserve and keep available, out of shares of its authorized and unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option.

         SECTION 4. If the Company shall effect any subdivision or consolidation of shares of its stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares outstanding, in any such case without receiving compensation therefor in money, services or property, then the number, class and per share price of shares of stock subject to this Option shall be adjusted appropriately in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised this Option in full immediately prior to such event.

          If the Company shall be a party to a reorganization or merger with one or more other corporations (whether or not the Company is the surviving or resulting corporation), shall consolidate with or into one or more other corporations, shall be liquidated, or shall sell or otherwise dispose of substantially all of its assets to another corporation (each a "Transaction"), then:

                  (a) after the effective date of such Transaction this Option shall remain outstanding and (i) in the event that the Company is the surviving or resulting corporation of a merger or consolidation and none of the shares of Common Stock (or other security into which this option may be exercisable immediately prior to the effective date of such merger or consolidation) shall be changed into or exchanged for capital stock or other securities of the Company or of any other corporation or entity or cash or any other property, shall continue to be exercisable for shares of Common Stock or (ii) in all other cases, shall become exercisable for shares of such stock or other securities, cash or property as the holders of shares of Common Stock (or other security into which this Option may be exercisable immediately prior to the effective date of such Transaction) received pursuant to the terms of such Transaction;

                  (b) the Committee may accelerate the time for exercise of this Option to and after a date prior to the effective date of such Transaction, as specified by the Committee; or

                  (c) this Option may be canceled by the Committee as of the effective date of such Transaction, provided that (i) notice of such cancellation shall be given to the Holder, (ii) the Holder shall have the right to exercise this Option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all outstanding Options, in full during the thirty-day period preceding the effective date of the Transaction.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Option.

         SECTION 5. Neither the Holder nor any other person shall, by virtue of the granting of this Option, be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised pursuant to the terms thereof with respect to such shares and the Company has issued and delivered the shares to the Holder.

         SECTION 6. This Option is not transferable by the Holder or by operation of law, otherwise than by will or under the laws of descent and distribution.

         This Option is exercisable, during the Holder's lifetime, only by the Holder, and by the Holder only while he or she is an employee of the Company or an Affiliated Company (as defined in the Plan), except that in the event the employment of the Holder by the Company and all Affiliated Companies terminates other than for Cause and other than for death or permanent and total disability (as defined in the Plan), the Holder shall have the right to exercise this Option within thirty days after the latest date on which the Holder so ceases to be an employee of the Company or any Affiliated Company (but not later than the expiration date of this Option). As used in this Option, "Cause" shall mean a determination by the Company (including the Board) or an Affiliated Company that the Holder's employment with the Company or such Affiliated Company should be terminated as a result of (i) a material breach by the Holder of any agreement to which the Holder and the Company (or such Affiliated Company) are both parties, (ii) any act (other than retirement) by the Holder that may have a material and adverse effect on the business of the Company, such Affiliated Company or any other Affiliated Company or on the Holder's ability to perform services for the Company or such Affiliated Company, including the proven or admitted commission of any crime (other than an ordinary traffic violation), or
(iii) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or such Affiliated Company.

         In the event of the death or permanent and total disability of the Holder prior to the termination of the Holder's employment with the Company and all Affiliated Companies and to the date of expiration of this Option, the Holder, or in the event of death, the Holder's executors, administrators or any individual or individuals to whom this Option is transferred by will or under the laws of descent and distribution, as the case may be, shall have the right to exercise this Option at any time within 180 days after the date of such death or disability (but not after the expiration date of this Option) with respect to the shares which were purchasable by the Holder at the date of his disability or death.

         SECTION 7: The provisions of this Section 7 shall remain in effect until such time, if ever, as the Company shall consummate an underwritten public offering of shares of Common Stock pursuant to which the Company receives aggregate proceeds of at least $10,000,000 pursuant to a registration statement filed under the Securities Act of 1933, as amended, or any successor act, at which time the provisions set forth in this Section 7 shall automatically expire.

                  (a) As long as the Holder continues to be an employee of the Company or an Affiliated Company, the Holder shall not, without the prior written consent of the Company, sell, assign or otherwise transfer all or any part of the shares of Common Stock acquired under this Option except to the Company or an Affiliated Company.

                  (b) After the Holder is no longer an employee of the Company or any Affiliated Company, the Holder shall be entitled to sell, assign or otherwise transfer any shares of Common Stock acquired upon exercise of this Option subject to the Company's right of first refusal described in this subsection and to the provisions of Section 7(c).

                        (i) If, after the Holder ceases to be so employed, he or
                  she wishes to accept an offer to purchase or otherwise wishes to transfer all or any part of the shares acquired upon exercise of this Option (including any securities received in respect thereof pursuant to Section 4), the Holder shall (A) obtain from the offeror an irrevocable and unconditional bona fide offer in writing (the "Written Offer"), which offer shall set forth the name and address of the offeror, the number of shares to be acquired, and the purchase price and other terms of the offer, and (B) provide a copy of the Written Offer to the Company, together with a statement that the Holder desires to accept the offer.

                        (ii) The Company shall have thirty days after receiving
                  a copy of the Written Offer to notify the Holder in writing of the Company's desire to purchase all or any part of the shares subject to the Written Offer, at the same price per share and terms (other than purchase date) as stated in the Written Offer. The Company's purchase of any such shares shall be consummated, at the option of the Company, within thirty days after its delivery of such notice, on a date mutually acceptable to the Company and the Holder.

                        (iii) To the extent the Company does not elect, pursuant
                  to the preceding subsection (ii), to purchase any of the shares subject to the Written Offer, the Holder shall be entitled to sell those shares in accordance with the terms of the Written Offer at any time between the thirtieth and the sixtieth days following the date on which the Holder delivered a copy of the Written Offer to the Company, provided that the Holder shall not be entitled to consummate such sale (A) if the offer or under the Written Offer is a competitor of the Company and the Company delivers written notice to the Holder, within thirty days of its receipt of a copy of the Written Offer, stating that the Holder shall not sell shares pursuant to the

                  Written Offer or (B) unless the offeror under the Written Offer has executed an agreement in favor of the Company pursuant to which the offeror agrees to be subject to the restrictions set forth in this subsection (b) and in Section 8.

                  (c) With respect to any shares purchased by the Holder upon execution of this Option, the Company shall have the right, but not the obligation, to repurchase from the Holder (or his or her legal representatives) all or some of such shares, (including any securities received in respect thereof pursuant to Section 4), upon the occurrence of one or more of the following events ("Trigger Events"):

                             (A) the termination of the Holder's employment with
                        the Company and all Affiliated Companies, voluntarily or involuntarily, for any reason whatsoever, or the death or permanent and total disability of the Holder;

                             (B) a receivership, bankruptcy or other creditor's
                        proceeding regarding the Holder, or a taking of any of the shares acquired upon exercise of this Option by legal process, such as a levy of execution; or

                             (C) a distribution of any of the shares acquired
                        upon exercise of this Option to the Holder's spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as agreed to by the Company in writing.

         The repurchase price for any shares repurchased pursuant to this
Section 7(c) shall be equal the fair market value of the shares (as defined in Section 1), provided that if the Company's repurchase right results from the termination of Holder's employment for Cause, then the repurchase price shall equal the lesser of the aggregate exercise price paid by the Holder with respect to such shares and the fair market value of the shares. The Company may exercise its repurchase right during the following periods: (y) for shares acquired by the Holder prior to such Trigger Event, within sixty (60) days after the Company received actual knowledge of the Trigger Event or (z) for shares acquired by the Holder after such Trigger Event, sixty (60) days following the later of the date of such exercise and the date the Company receives actual knowledge of the Trigger Event.

                        (i) The Company shall exercise its repurchase right with
                  respect to those shares it intends to repurchase by delivering to the Holder (or his or her legal representatives), on or before the last day of the applicable period set forth in clause (y) or (z) above, a written notice of its intention to exercise such right and payment of the repurchase price. The Company shall make such payment by delivering to the Holder
                  (1) a cash payment in an amount equal to the repurchase price;
                  (2) a promissory note of the Company in an amount equal to the repurchase price or (3) a cash payment in an amount equal to a portion of the repurchase price and a promissory note of the Company in an amount equal to the difference between the repurchase price and such cash payment. If the Company elects to pay the repurchase price either in full or in part by the issuance of a promissory note of the Company, such promissory note shall be payable in not more than three annual installments of principal with simple interest on the unpaid principal balance payable quarterly at the rate of interest equal to the prime rate as reflected in The Wall Street Journal on the date of the Repurchase. The first such installment shall be due and payable on the first day of the first full fiscal quarter following the date of the repurchase. In exercising its repurchase right, the Company may designate one or more nominees, either within or without the Company, to purchase such shares. Upon the Company's timely exercise of its right, the Holder (or his or her legal representatives) shall deliver to the Company the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

                        (ii) If the Company does not repurchase any shares under
                  this repurchase right, then the Holder (or any successor in interest) shall hold such shares in his or her possession, subject to the provisions of this Section 7 and Section 8.

                  (d) If the Holder fails or refuses to deliver on a timely basis the duly endorsed certificates representing shares to be repurchased by the Company pursuant to Section 7(c), then the Company shall have the right to deposit the repurchase price for such shares in a special account with any bank or trust company in The Commonwealth of Massachusetts, giving notice of such deposit to the Holder, whereupon such shares shall be deemed to have been purchased by the Company. All such monies, if any, shall be held by the bank or trust company for the benefit of the Holder. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Holder shall thereafter look only to the Company for payment. No such monies, whether deposited with a bank or trust company or after repaid to the Company, shall bear interest or other income for the benefit of the Holder. The Company may imprint a legend on any stock certificate delivered to the Holder reflecting the restrictions on transfer provided in Section 7.

         SECTION 8. The Holder agrees that, during the 270-day period commencing with the closing date of the Company's initial public offering of shares of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or any successor act, the Holder will not, without the prior written consent of the representative or representatives of the underwriters of such offering, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any shares of Common Stock acquired upon exercise of this Option, other than such shares, if any, as shall be covered by such registration statement or as shall be consented to by the Company and such representative or representatives. The Holder further agrees that, in order to facilitate any such public offering, (a) the agreements in this Section 8 shall be for the benefit of such underwriters as well as the Company and (b) upon request of such representative or representatives, the Holder will execute a separate written instrument to the effect set forth in the preceding sentence, with such changes therein as such representative or representatives may request, provided that such changes are not materially adverse to the interest of the Holder.

         SECTION 9. The Holder agrees to notify the Company in writing immediately after making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option. A "Disqualifying Disposition" shall have the meaning specified in Section 421(b) of the Internal Revenue Code of 1986, as amended, or any successor provision; as of the effective date of the Plan, a Disqualifying Disposition is any disposition (including any sale) of such shares occurring before the later of (a) the second anniversary of the date of grant of this Option and (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, provided that such holding period requirements shall terminate upon the death of the Holder. The Holder also agrees to provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition. The Holder acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option if he or she makes a Disqualifying Disposition of shares received upon exercise of this Option.

         The Holder agrees that if the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition of shares of Common Stock received upon exercise of this Option, then the Company may withhold the appropriate amount of federal, state or local withholding taxes attributable to such Disqualifying Disposition. If any portion of this Option is treated as a Nonqualified Option (as defined in the Plan), the Holder hereby agrees that the Company may withhold the appropriate amount of federal, state and local withholding taxes attributable to the Holder's exercise of such Nonqualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or (with respect to compensation income attributable to the exercise of this Option) in kind from the Common Stock otherwise deliverable to the Holder on exercise of this Option. The Holder further agrees that, if the Company does not withhold an amount sufficient to satisfy the Company's withholding obligation, the Holder will reimburse the Company on demand, in cash, for the amount underwithheld.

         SECTION 10. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered at the office of the President of the Company, or to such other address as the Company may hereafter designate, or when deposited in the mail, postage prepaid, addressed to the attention of the President of the Company at such office or other address.

         Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

         SECTION 11. This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant.

                                              APERIO, INC.


                                              By:
                                                 -------------------------------

                                              Its:
                                                  ------------------------------
ATTEST:
       ---------------------------



Secretary
         -------------------------

                                                                      Schedule A
                                                                      ----------

                                  APERIO, INC.
                             INCENTIVE STOCK OPTION
                             ----------------------


Date of Grant:

Name of Holder:

Address:



Social Security Number:

Maximum number of shares for which this Option is exercisable:

Exercise (purchase) price per share:

Expiration date of this Option:

Vesting Rate:

Other terms and conditions:


The undersigned Holder acknowledges receipt of the Option of which this Schedule A is a part and agrees to be bound by all obligations of the Holder as set forth in such Option or in the Plan, including the provisions of Sections 7 and 8 of the Option relating to the Company's right to repurchase the shares acquired upon exercise of this Option and otherwise restricting the transfer of such shares.




                               Holder's Signature
                                                 -------------------------------